1997 MANAGEMENT INCENTIVE PLAN
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OBJECTIVES

The objectives of the Optical Coating Laboratory, Inc. (OCLI) Fiscal Year 1997 Management Incentive Plan (MIP) are:

     To motivate key OCLI managers to achieve Fiscal Year (FY) 1997 financial objectives; and

     To reward key OCLI managers and employees who contribute significantly towards the achievement of OCLI's financial and operational objectives.

ADMINISTRATION

The Human Resources Department, in coordination with the Finance & Accounting Department, will administer the MIP under the direction of the Chairman of the Board and President of OCLI (Plan Administrator).

ELIGIBILITY

Employees in Salary Grades 11 and above, or equivalent (for non-US subsidiaries), are eligible to participate in the MIP. MIP participants are not eligible for "Spot" bonuses or "Superior Merit" bonuses.
Concurrent participation in any other type of bonus program requires the approval of the Plan Administrator.

Bonus awards are calculated annually based on OCLI's and the Divisions' financial results and on each participant's individual performance during the plan year. The plan year is defined as the fiscal year beginning November 4, 1996 and ending October 31, 1997.

Employees who are newly hired, promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive pro rata bonus awards based on actual base pay earned during the plan year in the eligible positions.

In addition, participants who leave OCLI during the plan year under any of the following conditions may be eligible for pro rata bonus awards:

  participants who retire under the provisions of one of the Company's retirement plans or the Social Security Act; or

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1997 MANAGEMENT INCENTIVE PLAN

  a disabled participant or the spouse or legal representative of a deceased participant.

Participants leaving the Company under any conditions other than those outlined above are not eligible for bonus awards for the plan year in which they leave.

APPROVED BONUS POOL

The Board of Directors approved a combined quantitative and qualitative bonus pool totaling $1,232,000 which is a function of actual OCLI Consolidated and Division Return on Asset (ROA) Performance (defined on Page 3) versus budgeted ROA Performance. The qualitative portion of the pool is a fixed maximum of $246,400 based on Individual Performance (defined on Page 4).

The size of the approved pool at budgeted performance was based on the number of participants, salary grades and actual salaries at the beginning of the plan year and budgeted OCLI Consolidated and Division ROA Performance. A bonus pool will be accrued and distributed as a function of OCLI's Consolidated and Divisional ROA Performance relative to budget plus a straight line accrual for the qualitative portion. The pool will not be adjusted due to a change in the composition of the participants due to hirings, terminations, salary increases or promotions. As the composition of the plan participants changes due to the addition or deletion of individuals or changes in salary grades or salaries, individual participant's pro rata percentage of the distribution will change accordingly (i.e., the total amount of the pool at a given level of ROA performance is fixed).

The pro rata percentages for each participant at the beginning of the plan year by salary grade are shown below.

                            TARGET BONUS OPPORTUNITY
                       AS A PERCENT OF BASE SALARY EARNED

                     SALARY GRADE                PERCENT

                      CEO                            35%
                      Vice Presidents                25%
                      Level 14                       20%
                      Level 13                       15%
                      Level 12                       15%
                      Level 11                       10%


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1997 MANAGEMENT INCENTIVE PLAN


BONUS DETERMINATION

Performance levels attained in the following areas determine the extent to which participants in this incentive plan are eligible for cash awards.

     OCLI Consolidated ROA Performance -- OCLI must achieve a minimum of 60% of budgeted Return on Assets (ROA) Performance to qualify for OCLI Consolidated ROA Performance awards.

     OCLI Consolidated ROA Performance for the plan year is calculated by dividing net after tax earnings by average assets.

            - Net after tax earnings is defined as OCLI's consolidated net after tax earnings for the plan year, as certified by the Company's independent auditors, including appropriate accruals for all incentive awards estimated to be payable for that plan year.

            - Average assets is defined as the average of the four quarter's average consolidated total assets. A quarter's average consolidated total assets is defined as the total assets, as reported on OCLI's consolidated balance sheet at the beginning of each quarter plus the total assets as reported on OCLI's balance sheet at the end of each quarter, divided by two.

     Division ROA Performance -- Divisions must achieve a minimum of 70% of planned Return of Assets (ROA) Performance to qualify for Division ROA performance awards.

     Division ROA Performance for the plan year is calculated by dividing net after tax earnings by average assets.

            - Net after tax earnings is defined as the Division's consolidated net after tax earnings for the plan year, as determined by the Company's Chief Financial Officer, including appropriate accruals for all incentive awards estimated to be payable for that plan year.

            - Average assets is defined as the average of the four quarter's average division total assets. A quarter's division total average assets is defined as the total assets, as reported on the Division's balance sheet at the beginning of each quarter plus the total assets as reported on the Division's balance sheet at the end of each quarter, divided by two.

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1997 MANAGEMENT INCENTIVE PLAN


     Individual Performance -- Individual performance is defined as each participant's performance rating for the plan year.

     Individual performance awards are separate from payments based upon ROA performance, and may be paid, in part or in whole, based on OCLI's and the Divisions' performance and/or ability to pay. Such payments are subject to the approval of the Plan Administrator.

     Multiplier -- A compounding multiplier of 10% for each 10% increment that ROA Performance exceeds budgeted ROA target is applied to calculate the bonus pool available. Any impact due to this multiplier's effect will be applied to the quantitative portion of the MIP payouts. The formula allows for interpolation between the 10% ranges.

PERFORMANCE WEIGHTING

The percent of target bonus opportunity (see Page 2) is broken down by the following performance measures.

                        MIP PERFORMANCE WEIGHTING MATRIX

                                       DIVISION
PERFORMANCE               CORPORATE    GENERAL        DIVISION
MEASURE                   STAFF        MANAGERS       MANAGEMENT
OCLI
Consolidated ROA            80%           20%            10%
Performance

Division
ROA                          0%           60%            70%
Performance

Individual
Qualitative                 20%           20%            20%
Performance
(Pool)
  TOTAL                    100%          100%           100%




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1997 MANAGEMENT INCENTIVE PLAN


The Individual Qualitative Performance is a maximum of 20% of the planned target pay-out. Any unallocated amounts go to a discretionary pool to be allocated back to MIP participants and all other employees at the discretion of the Plan Administrator or rolled over into the subsequent plan year. In no case will any unallocated amounts be rolled over for more than one year.

BONUS CALCULATION

Bonus awards are based on the following thresholds and targets. The scales allow for interpolation between percentage points.

                 OCLI CONSOLIDATED AND DIVISION ROA PERFORMANCE

                                  THRESHOLD
                            (QUANTITATIVE BONUS POOL
ENTITY                         BEGINS ACCRUING AT)                TARGET
Santa Rosa Division                 3.71% ROA                    5.30% ROA
Hillend Technical Division             TBD                          TBD
MMG Division                           TBD                          TBD
OCLI Consolidated                   2.28% ROA                     3.8% ROA

All Division participants are included in the plan for their Division. The MMG and Hillend Technical Division plans will be an addendum to this document.


    RECOMMENDED POTENTIAL INDIVIDUAL PERFORMANCE BONUS PAYOUT AS A PERCENT OF
      TARGET INDIVIDUAL PERFORMANCE BONUS OPPORTUNITY (QUALITATIVE PORTION)

INDIVIDUAL                          NEEDS         FULLY
PERFORMANCE                         IMPROVEMENT   EFFECTIVE  SUPERIOR

% of Individual
Performance Opportunity             0 - 19        20 - 79    80 - 100


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1997 MANAGEMENT INCENTIVE PLAN


BONUS PAYMENT

Bonus award payments will be approved by the Plan Administrator following the certification of OCLI's Consolidated Financial Statements by an independent auditor. Payments will be distributed to eligible participants during the second payroll in January, 1998.

AMENDMENTS

The Board of Directors of OCLI reviews the Company's incentive compensation plans annually to ensure equability both within the Company and in relation to current economic conditions. The Board of Directors reserves the right to amend, suspend, terminate or make exceptions to this plan at any time. The effects of any unusual and material accounting or non-recurring transactions may be excluded from the bonus calculations with the approval of the Plan Administrator. For example, performance objectives may be adjusted to reflect major acquisitions and/or divestitures during the plan year.